Exhibit 99.906CERT
Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act
I, R. Joseph Dougherty, Chief Executive Officer and President of Highland Floating Rate Fund (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/9/11	/s/ R. Joseph Dougherty R. Joseph Dougherty, Chief Executive Officer and President
(principal executive officer)
I, Brian Mitts, Chief Financial Officer and Treasurer of Highland Floating Rate Fund (the “Registrant”), certify that:
1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 3/9/11	/s/ Brian Mitts Brian Mitts, Chief Financial Officer and Treasurer
(principal financial officer)